Exhibit 10.15

QWEST CORPORATION

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) by and between Qwest Corporation (“Lessor”), a Colorado corporation whose address is 1801 California Street, Denver, Colorado 80202 and Edward A. Mueller (“Lessee”), whose address is 1801 California Street, 52nd Floor, Denver, Colorado 80202 (collectively the “Parties”), is effective January 1, 2008 and shall terminate on December 31, 2008, unless terminated earlier by either party pursuant to Article 1 below.

WHEREAS, Lessor is legal owner of an aircraft (“Aircraft”), equipped with engines and components as described in the Aircraft Subject to the Time Sharing Agreement attached hereto and made a part hereof, as Exhibit A;

WHEREAS, Lessor has the right of possession of an aircraft (“Aircraft”), equipped with engines and components as described in the Leased Aircraft Subject to the Time Sharing Agreement attached hereto and made a part hereof, as Exhibit B;

WHEREAS, Lessor has contracted for a fully qualified flight crew to operate the Aircraft;

WHEREAS, Lessor desires to provide to Lessee, and Lessee desires to have the use of, said Aircraft with flight crew on a non-exclusive time sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”);

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Lessor will provide Lessee with the use, on a periodic basis, of the Aircraft as described in Exhibits A and B hereto, currently owned or operated by Lessor; and

WHEREAS, the use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR Sections 91.501(b)(6), 91.501(c)(1), and 91.501(d).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1. Termination.

(a) The term of this Agreement begins on January 1, 2008 and ends automatically on the earlier of:

(i)	the date that Lessee is not a full-time employee of Lessor or any of its affiliates; or,

(ii)	December 31, 2008.

(b) Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

2. Use of Aircraft.

(a) Lessee may use the Aircraft from time to time, with the permission and approval of Lessor’s Flight Operations Department, for any and all purposes allowed by FAR Section 91.501(b)(6) at such times as the Lessor does not require the use of the Aircraft for the business purposes of Lessor or an affiliate. Lessee’s use shall include the use of the Aircraft by guests of Lessee. (b) Lessee represents, warrants and covenants to Lessor that:

1.	Lessee will use each Aircraft for and on Lessee’s own account only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

2.	Lessee shall refrain from incurring any mechanics lien or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

3.	During the term of this Agreement, Lessee will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee.

(c) Lessee shall provide Lessor’s Flight Operations Department with notice of Lessee’s desire to use the Aircraft and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least forty-eight (48) hours in advance of Lessee’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the Parties. In addition to the proposed schedules and flight times Lessee shall provide at least the following information for each proposed flight prior to scheduled departure as required by the Lessor or Lessor’s flight crew:

1.	proposed departure point;

2.	destination;

3.	date and time of flight;

4.	the number and identity of anticipated passengers and relationship to the Lessee;

5.	the nature and extent of luggage and/or cargo to be carried;

6.	the date and time of return flight, if any; and

7.	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

(d) Lessor shall notify Lessee as to whether or not the requested use of the Aircraft can be accommodated and, if not, the Parties shall discuss alternatives.

(e) Lessor’s prior planned utilization of the Aircraft will take precedence over Lessee’s use. Additionally, any maintenance and inspection of the Aircraft takes precedence over scheduling of the Aircraft unless such maintenance or inspection can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the Pilot-In-Command.

(f) Lessor shall have sole and exclusive authority over the scheduling of the Aircraft, including which Aircraft is used for any particular flight.

(g) Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

3. Time-Sharing Arrangement.

It is intended that this Agreement will meet the requirements of a “Time Sharing Agreement” as that term is defined in FAR Section 91.501(c)(1) whereby Lessor will lease its Aircraft and flight crew to Lessee.

4. Cost of Use of Aircraft.

(a) In exchange for use of the Aircraft, Lessee shall pay an amount for Lessee’s guest use of the Aircraft, such amount to be calculated pursuant to the methodology set forth in Exhibit C, attached hereto, not to exceed the charges permitted pursuant to FAR Section 91.501 for any flight conducted under this Agreement. Pursuant to FAR Section 91.501(d), those direct operating costs shall be limited to the following expenses for each use of the Aircraft:

(1)	Twice the cost of fuel, oil, lubricants and other additives.

(2)	Travel expenses of the crew, including food, lodging, and ground transportation.

(3)	Hangar and tie-down costs when the Aircraft is required by the Lessee to be away from the Aircraft’s base of operation.

(4)	Insurance obtained for the specific flight.

(5)	Landing fees, airport taxes, and similar assessments.

(6)	Customs, foreign permit, and similar fees directly related to the flight.

(7)	In flight food and beverages.

(8)	Passenger ground transportation.

(9)	Flight planning and weather contract services.

(b) Lessor will invoice, and Lessee will pay for all appropriate charges.

(c) In addition to the rental referenced in Section 4(a) above, Lessee shall also be assessed the Federal Excise Taxes as imposed under Section 4261 of the Internal Revenue Code (the “Commercial Transportation Tax”) and any segment and landing fees associated with such flight(s).

5. Invoicing and Payment.

All payments to be made to Lessor by Lessee hereunder shall be paid in the manner set forth in this Paragraph 5. Lessor will pay to suppliers, employees, contractors and government entities all expenses related to the operations of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, Lessor shall provide to Lessee an invoice for the charges specified in Paragraph 4 of this Agreement (plus domestic or international air transportation Excise Taxes, as applicable, imposed by the Internal Revenue Code and collected by Lessor), such invoice to be issued within thirty (30) days after the completion of each such flight. Lessee shall pay Lessor the full amount of such invoice upon receipt of the invoice. In the event Lessor has not received a supplier invoice for reimbursable charges relating to such flight prior to such invoicing, Lessor shall issue a supplemental invoice for such charges to Lessee within thirty (30) days of the date of receipt of the supplier invoice and Lessee shall pay such supplemental invoice amount upon receipt thereof. All such invoices shall separately itemize the expenses in items (1) through (9) of paragraph 4(a) for each flight included in that invoice. Delinquent payments, defined as payments received more than thirty (30) days after invoice, to Lessor by Lessee hereunder shall bear interest at the rate of ten percent (10%) per annum from the due date until the date of payment. Lessee shall further pay all costs incurred by Lessor in collecting any amounts due from Lessee pursuant to the provisions of this Paragraph 5 after delinquency, including court costs and reasonable attorneys’ fees.

6. Insurance and Limitation of Liability.

Lessor represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by the Lessor’s aircraft all-risk physical damage insurance (hull Coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance and statutory workers compensation and employer’s liability insurance.

(a) Insurance.

1.	Lessor will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft in an amount at least equal to $100 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Lessor will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Lessor that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement.

2.	Lessor shall use best efforts to procure such additional insurance coverage as Lessee may request naming Lessee as an additional insured; provided, that the cost of such additional insurance shall be borne by Lessee pursuant to Paragraph 4(a)(4) hereof.

(b) Limitation of Liability. Lessee agrees that the insurance specified in paragraph 6(a) shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by Lessee or its guests, including injury to or death of any persons, including Lessee and its guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement (“Claims”). This Section 6 shall survive termination of this Agreement.

(c) Lessee agrees that when, in the reasonable view of Lessor’s Flight Operations Department or the pilots of the Aircraft, safety may be compromised, Lessor or the pilots may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage, or delay.

(d) In no event shall Lessor be liable to Lessee or Lessee’s employees, agents, representatives, guests, or invitees for any claims or liabilities, including property damage or injury and death, and expenses, including attorney’s fees, in excess of the amount paid by Lessor’s insurance carrier in the event of such loss.

(e) LESSOR SHALL IN NO EVENT BE LIABLE TO LESSEE OR LESSEE’S EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

7. Covenants Regarding Aircraft Maintenance.

The Aircraft has been inspected and maintained in the twelve-month period preceding the date hereof in accordance with the provisions of FAR Part 91. Lessor shall, at its own expense, inspect, maintain, service, repair, overhaul, and test the Aircraft in accordance with FAR Part 91. The Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins. In the event that any non-standard maintenance is required during any applicable lease term, Lessor, or Lessor’s Pilot-In-Command, shall immediately notify Lessee of the maintenance required, the effect on the ability to comply with Lessee’s dispatch requirements and the manner in which the Parties will proceed with the performance of such maintenance and conduct of the balance of the planned flight(s).

8. No Warranty.

NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT

LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

9. Operational Control.

(a) Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement.

(b) In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot-In-Command, is necessitated by considerations of safety. No such action of the Pilot-In-Command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay. The Parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement which such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Lessor’s reasonable control. Lessee agrees that Lessor’s operation of aircraft is within the operation guidelines of the Lessor’s Flight Operations Department manual and the crews are responsible to operate within the guidelines of FAR Part 91 and the Lessor’s Flight Operations Department manual.

10.	Governing Law.

The Parties hereto acknowledge that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Colorado.

11.	Counterparts.

This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

12. Entire Agreement.

This Agreement constitutes the entire understanding among the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein. This Agreement shall supersede any prior Agreement between the parties and this Agreement shall govern any question or issue that may arise from a flight conducted or to have been conducted under a prior agreement.

13. Notices and Communications.

All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing (except as permitted pursuant to Paragraph 2(c)) and shall be deemed to be given: (i) if personally delivered, upon such delivery; (ii) if mailed by certified mail, return receipt requested, postage pre-paid, addressed as follows (to the extent applicable for mailing), upon the earlier to occur of actual receipt, refusal to accept receipt or three (3) days after such mailing; (iii) if sent by regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, addressed (to the extent applicable for overnight delivery) as follows, upon the earlier to occur of actual receipt or the next “Business Day” (as hereafter defined) after being sent by such delivery; or (iv) upon actual receipt when sent by fax, mailgram, telegram or telex:

If to LESSOR:

QWEST CORPORATION

1801 California Street

Denver, Colorado 80202

Copy:	Qwest Legal Department
1801 California Street, 10th Floor
Denver, Colorado 80202

If to LESSEE:

Edward A. Mueller

1801 California, 52nd Floor

Denver, Colorado 80202

Notices given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.

14. Further Acts.

LESSOR and LESSEE shall, from time to time, perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

15. Successors and Assigns.

Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever, except that Lessor may assign its interest hereunder to an affiliate of Lessor or to any lender or lessor in connection with financing or leasing the aircraft, all without the consent, but on notice to, the Lessee. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.

16. Severability.

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

17. Flight Crew.

Lessor is responsible for providing a qualified flight crew for all flight operations under this Agreement. The Lessor will furnish two experienced and competent pilots who shall be under the direction and control of the Lessor at all times.

18. Base of Operations.

For purposes of this Agreement, the base of operation of the Aircraft is Centennial Airport, Englewood, Colorado 80112; provided that such base may be changed permanently upon notice from Lessor to Lessee.

19. Taxes.

The Parties acknowledge that reimbursement of all items specified in Paragraph 4, except for subsections (7) and (8) thereof, are subject to the Federal Excise Tax imposed under Internal Revenue Code 4261 (the “Commercial Transportation Tax”). Lessee shall pay to Lessor (for payment to the appropriate governmental agency) any Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder. Lessee shall indemnify Lessor for any claims related to the Commercial Transportation Tax to the extent that Lessee has paid Lessor the amounts necessary to pay such taxes.

20. Title and Right of Possession.

Legal title to the Aircraft in Exhibit A shall remain in the Lessor at all times. Lessor has the right of possession to the Aircraft in Exhibit B pursuant to an Aircraft Lease Agreement. Nothing herein shall constitute a transfer of Lessor’s possessory rights to the Aircraft.

21. Truth-in-Leasing.

The Lessor shall mail a copy of this Agreement for and on behalf of both Parties to: Flight Standards Technical Division, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR Section 91.23(c)(1). Additionally, Lessor agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the Rocky Mountain FAA Flight Standards District Office at least forty-eight (48) hours prior to the first flight under this Agreement.

(a) LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT’S MAINTENANCE AND INSPECTION THEREUNDER WILL BE MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

(b) LESSOR, WHOSE ADDRESS APPEARS IN PARAGRAPH 13 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on December 13, 2007.

LESSOR:
Qwest Corporation

By: Stephen E. Brilz
Its: Vice President and Secretary

LESSEE:
Edward A. Mueller

EXHIBIT A

Qwest Corporation

Aircraft Subject to Time Sharing Agreement

Each of the undersigned is a party to the Time Sharing Agreement dated January 1, 2008, by and between Qwest Corporation (“Lessor”), and Edward A. Mueller (“Lessee”) (collectively the “Parties”), and agrees that from and after January 1, 2008, until this Exhibit A shall be superseded and replaced through agreement of the Parties or the Time Sharing Agreement shall be terminated pursuant to its terms, the Aircraft described below shall constitute the “Aircraft” described in and subject to the terms of the Time Sharing Agreement in addition to the aircraft described in Exhibit B.

1996 Dassault Falcon Jet Corp. Falcon 2000

Manufacturer’s Serial Number 044

FAA Registration Number N623QW

Engine Model CFE 738-1-1B

Dated: December 13, 2007

LESSOR:
Qwest Corporation

By: Stephen E. Brilz
Its: Vice President and Secretary

LESSEE:
Edward A. Mueller

EXHIBIT B

Qwest Corporation

Leased Aircraft Subject to Time Sharing Agreement

Each of the undersigned is a party to the Time Sharing Agreement dated January 1, 2008, by and between Qwest Corporation (“Lessor”), and Edward A. Mueller (“Lessee”) (collectively the “Parties”), and agrees that from and after January 1, 2008, until this Exhibit B shall be superseded and replaced through agreement of the Parties or the Time Sharing Agreement shall be terminated pursuant to its terms, the Aircraft described below shall constitute the “Aircraft” described in and subject to the terms of the Time Sharing Agreement in addition to the aircraft described in Exhibit A.

2001 Dassault Falcon Jet Corp. Falcon 2000

Manufacturer’s Serial Number 134

FAA Registration Number N622QW

Engine Model CFE 738-1-1B

Dated: December 13, 2007

LESSOR:
Qwest Corporation

By: Stephen E. Brilz
Its: Vice President and Secretary

LESSEE:
Edward A. Mueller

EXHIBIT C

CEO Aircraft Time Sharing Billing Methodology

Assumptions:
SIFL	$650	per person

Scenario #1	SIFL (per person) < 91.501 Total Cost (per person)
CEO & Spouse & 1 Child & 8 Guests

	Amount	Per Person
91.501 Total Cost =	$10,000	$909

CEO & Spouse SIFL	$1,300	$650
Children SIFL	$650	$650
Guests SIFL	$5,200	$650

Total SIFL	$7,150	$650

Methodology	CEO Imputed	CEO Pays SIFL	CEO Pays Total Cost	Total Imputed & Paid
CEO, Spouse & Children Imputed SIFL & Excess SIFL, Pays SIFL Guests	$1,950	$5,200	$—	$7,150

Scenario #2	SIFL (per person) > 91.501 Total Cost (per person)
CEO & Spouse & 1 Child & 8 Guests

	Amount	Per Person
91.501 Total Cost =	$5,000	$455

CEO & Spouse SIFL	$1,300	$650
Children SIFL	$650	$650
Guests Total Cost	$3,636	$455
Excess SIFL	$1,564	$195

Total SIFL	$7,150	$650

Methodology	CEO Imputed	CEO Pays SIFL	CEO Pays Total Cost	Total Imputed & Paid
CEO, Spouse & Children Imputed SIFL & Excess SIFL, Pays Cost Guests	$1,950	$—	$3,636
Excess SIFL	$1,564

Total	$3,514	$—	$3,636	$7,150

Billing Methodology: Total Paid/Imputed to CEO will Equal SIFL Multiplied by Total Passengers with and including CEO

1)	Bill CEO SIFL for Guests where SIFL per person < 91.501 Total Cost per person & Impute CEO, Spouse & Children SIFL

2)	Bill CEO 91.501 Total Cost per person * Guests where SIFL per person > 91.501 Total Cost per person & Impute CEO, Spouse & Children SIFL + Excess SIFL (for Guests)

91.501	Total Cost Includes the Following Components:

a	Twice Fuel, Oil, Lubricants & Other Additives (Unless Aircraft Continuing On Business Leg)

b	Hangar & Tie-Down Costs When Aircraft Required by Lessee to be Away from Base of Operation

c	Landing Fees, Airport Taxes, and Similar Assessments

d	Customs, Foreign Permit and Similar Fees Directly Related to the Flight

e	In Flight Food and Beverages